As filed with the Securities and Exchange Commission on July 10, 2003

Registration No. __________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ROXIO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0551214
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

455 El Camino Real, Santa Clara, California 95050

(Address, Including Zip Code, of Principal Executive Offices)

Roxio, Inc. Amended and Restated 2001 Stock Plan

Roxio, Inc. 2001 Employee Stock Purchase Plan

(Full Title of the Plan)

Wm. Christopher Gorog

Chief Executive Officer

Roxio, Inc.

455 El Camino Real, Santa Clara, California 95050

(408) 367-3100

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

COPY TO:

David Krinsky, Esq.

O’Melveny & Myers LLP

990 Marsh Road

Menlo Park, California 94025-1949

(650) 473-2600

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee

Common Stock, par value $0.001 per share, issuable under the Roxio, Inc. Amended and Restated 2001 Stock Plan	724,385(1)(2) shares	$6.40(3)	$4,636,064(3)	$375.06(3)

Common Stock, par value $0.001 per share, issuable under the Roxio, Inc. 2001 Employee Stock Purchase Plan	100,000(1)(2) shares	$6.40(3)	$640,000(3)	$51.78(3)

Totals	824,385(1)(2) shares	$6.40(3)	$5,276,064(3)	$426.84(3)

(1)	This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights which by reason of certain events specified in the Roxio, Inc. Amended and Restated 2001 Stock Plan or the Roxio, Inc. 2001 Employee Stock Purchase Plan, as applicable, may become subject to the plan.

(2)	Each share is accompanied by a Preferred Stock Purchase Right pursuant to a Preferred Stock Rights Agreement, dated as of May 18, 2001, between Roxio, Inc. (the “Company”) and Mellon Investor Services, LLC, as Rights Agent.

(3)	Pursuant to Rule 457(h) under the Securities Act, the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on July 3, 2003, as reported on the Nasdaq National Market System.

The Exhibit Index for this Registration Statement is at page 5.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

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PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Commission are incorporated herein by reference:

(a)	The Company’s Registration Statements on Forms S-8 filed with the Commission on May 10, 2001 (Registration Number 333-60640), and on May 16, 2002 (Registration Number 333-88504);

(b)	The Company’s Annual Report on Form 10-K for its fiscal year ended March 31, 2003, filed with the Commission on June 30, 2003;

(c)	The Company’s Current Reports on Form 8-K, filed with the Commission on April 2, 2003, April 18, 2003, May 19, 2003, and June 20, 2003;

(d)	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 10 filed with the Commission on February 21, 2001 and as subsequently amended, and any other amendment or report filed for the purpose of updating such description; and

(e)	The description of the Company’s Preferred Stock Purchase Rights contained in the Company’s Registration Statement on Form 8-A filed with the Commission on June 5, 2001, and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8.	Exhibits

See the attached Exhibit Index at page 5.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on July 10, 2003.

By:	/s/ WM. CHRISTOPHER GOROG
Wm. Christopher Gorog
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wm. Christopher Gorog and R. Elliot Carpenter, and each of them, acting individually and without the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WM. CHRISTOPHER GOROG Wm. Christopher Gorog	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	July 10, 2003

/s/ R. ELLIOT CARPENTER R. Elliot Carpenter	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 10, 2003

/s/ VERNON E. ALTMAN Vernon E. Altman	Director	July 10, 2003

/s/ RICHARD J. BOYKO Richard J. Boyko	Director	July 10, 2003

/s/ JOSEPH C. KACZOROWSKI Joseph C. Kaczorowski	Director	July 10, 2003

/s/ BRIAN C. MULLIGAN Brian C. Mulligan	Director	July 10, 2003

/s/ ROBERT RODIN Robert Rodin	Director	July 10, 2003

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Roxio, Inc. Amended and Restated 2001 Stock Plan (incorporated by reference to Exhibit 10.10 to the Company’s Annual Report on Form 10-K, filed with the Commission on June 30, 2003).

4.2

Roxio, Inc. 2001 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.1 to Amendment No. 5 to the Company’s Registration Statement on Form 10, filed with the Commission on May 1, 2001).

5.	Opinion of O’Melveny & Myers LLP (opinion re legality).

23.1	Consent of PricewaterhouseCoopers LLP (consent of independent accountants).

23.2	Consent of O’Melveny & Myers LLP (included in Exhibit 5).

24.	Power of Attorney (included in this Registration Statement under “Signatures”).

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